EX-99.B(j)ificonsnt

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 26 to Registration Statement No. 33-45961 of Ivy Funds, Inc. (formerly W&R Funds, Inc.) on Form N-1A of our report dated May 17, 2005 appearing in the Annual Report to Shareholders of Asset Strategy Fund, Capital Appreciation Fund, Core Equity Fund, High Income Fund, International Growth Fund, Large Cap Growth Fund, Limited-Term Bond Fund, Mid Cap Growth Fund, Money Market Fund, Municipal Bond Fund, Science and Technology Fund, and Small Cap Growth Fund, comprising Ivy Funds, Inc., for the fiscal year ended March 31, 2005, in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to us under the caption "Custodial and Auditing Services" in such Statement of Additional Information. We also consent to the reference to us under the caption "Financial Highlights" in the Prospectus, which is also part of such Registration Statement.

/s/ Deloitte & Touche LLP

Kansas City, Missouri
November 21, 2005